Exhibit 10.20

            SECOND AMENDMENT made as of the 10 day of April, 2001 to the Employment Agreement between Golden Books Family Entertainment, Inc., a Delaware corporation, with its principal United States office at 888 Seventh Ave., New York, New York 10106 (the "Company"), and Philip Galanes, residing at 26 East 10th St., #5-F, New York, New York 10003 (the "Executive"), dated as of May 7, 1998, and amended as of January 27, 2000 (the "Employment Agreement").

                              W I T N E S S E T H:

            WHEREAS, the Company and the Executive have previously entered into the Employment Agreement; and

            WHEREAS, the Company and the Executive now desire to amend the Employment Agreement.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. Section 5(a)(i)(B) of the Employment Agreement is amended, effective as of the date hereof, in its entirety to read as follows:

            (B) an amount equal to two and one-half times (2 1/2) (and if the Date of Termination is on or after May 1, 2001, two (2) times; provided, however, that in the event the Company executes an agreement prior to May 8, 2001 which, if consummated, would result in a Change of Control, and a Change of Control subsequently occurs either pursuant to such agreement or otherwise, the Date of Termination shall, for purposes of this Section 5(a)(i)(B), be deemed to be prior to May 1, 2001) the sum of (i) the Annual Base Salary payable to the Executive under this Agreement, at the annual rate in effect as of the Termination Date as provided in Section 3(a), and (ii) the Target Bonus paid or payable, including any portion thereof which was earned but deferred, for the most recently completed fiscal year during the Employment Term, to be paid in a lump sum within 30 days after the Date of Termination. The Executive shall have no duty or obligation to mitigate the amounts or obligations provided in this Section 5(a)(i), even in the event the Executive becomes reemployed by another employer.

            2. As amended by this Second Amendment, the Employment Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officers and the Executive has hereunto set his hand as of the date first above written.


                                                                  PHILIP GALANES

                                                       -------------------------

                                         GOLDEN BOOKS FAMILY ENTERTAINMENT, INC.

                                                       -------------------------


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